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                                                                   Exhibit 4.6.8

                                 LOAN AGREEMENT

First Union Commercial Corporation
301 South College Street
Charlotte, North Carolina  28288-0738
(Hereinafter referred to as the "Lender")


Old Dominion Freight Line, Inc.
500 Old Dominion Way
Thomasville, North Carolina  27360
 (Hereinafter referred to as the "Borrower")

This Loan Agreement ("Agreement") is entered into July 10, 2002, by and between Lender and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes executed with this Agreement or executed hereafter and made subject to this Agreement, as modified from time to time (whether one or more, each a "Note") and all Loan Documents. All capitalized terms not otherwise defined herein shall have those meanings as defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Lender is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Lender and Borrower agree as follows:

1. STANDBY TERM LOAN. Lender shall loan Borrower, from time to time, a maximum aggregate amount not to exceed $16,000,000.00 (the "Maximum Aggregate Amount") solely for the purchase of up to two hundred ninety (290) new Freightliner single cab and sleeper cab highway tractors for use by Borrower in the ordinary course of Borrower's business as described in the Note. Each loan (individually and collectively, the "Loan") shall be evidenced by a separate Note in a form substantially the same as the form note attached hereto as Schedule 1.

2. NON-RESTORING FACILITY. Lender's commitment to lend shall terminate when the Maximum Aggregate Amount has been loaned or on December 31, 2002, whichever occurs first.

3. PAYMENT TERMS. Each Note shall be payable in the number of consecutive monthly payments of principal plus accrued interest as set forth in such Note. Notwithstanding the foregoing, all principal and accrued interest for each Loan shall be due and payable on the date of the last monthly payment under such Loan. The provisions of each Note shall conclusively establish the payment terms applicable to the Loan represented thereby.

4. INTEREST RATE. Each Loan shall accrue interest on the unpaid principal balance at a rate as set forth in the Note.

5. LIMITATION ON AMOUNT. The principal amount of any Loan shall not exceed 100.00% of the actual purchase price paid to the seller of the equipment being purchased with the Loan proceeds (the "Equipment").

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6. REQUIRED COLLATERAL. Each Note shall be secured by a perfected first lien security interest in the Equipment, and Borrower shall execute all documents required by Lender to create and perfect Lender's security interest including, without limitation, a security agreement in the form of Schedule 2 attached hereto (the "Security Agreement"), UCC-1 financing statements, and/or motor vehicle title documents, all in form and substance acceptable to Lender (collectively, the "Security Documentation").

7. CONDITIONS PRECEDENT. Prior to the advance of funds by Lender under any Note, the following conditions shall have been met, to Lender's satisfaction: Price. Borrower shall provide, at Lender's request, evidence of the actual purchase price of the Equipment. Security Documents. Borrower shall deliver, at Lender's request, the Security Documentation prior to execution of any Note or any Loan thereunder. Lien Searches. Lender shall have completed all lien searches and/or title verifications, filed all Security Documentation and received all information Lender deems necessary to ensure Lender, in Lender's sole opinion, that Lender has a perfected first lien security interest in the Equipment. Compliance. Borrower shall not be in default under any Loan Document or with respect to any Obligation and shall be in compliance with all representations, warrantees and covenants under the Note and the Security Agreement. Additional Documents. Lender shall receive such additional supporting documents as Lender or its counsel may reasonably request.

8. REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Lender is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized, including any applicable filings with any governmental agency or unit, and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets (including the Equipment) reflected on the balance sheets and financial statements supplied Lender by Borrower, and all such properties and assets (including the Equipment) are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Lender by Borrower in writing and approved by Lender ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being diligently contested in good faith and an adequate reserve for the payment thereof is being maintained by Borrower. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. The Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. The Borrower

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is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower. No Litigation. There are no pending or threatened suits, claims or demands against Borrower that have not been disclosed to Lender by Borrower in writing, and approved in writing by Lender. Regulation U. None of the proceeds of the credit extended pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U.

9. AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Lender, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Lender shall reasonably require, and allow Lender to make copies thereof at Lender's expense. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Certificate of Full Compliance From Accountant. Deliver to Lender, with the Financial Statements (as defined herein), a certification by Borrower's independent certified public accountant that Borrower is in full compliance with the Loan Documents. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in 11 U.S.C. ss. 101. Estoppel Certificate. Furnish, within fifteen (15) days after request by Lender, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Lender may reasonably require. Maintain Properties. Maintain, preserve and keep its property, including without limitation the Equipment, in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes a Default or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Lender in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Lender may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

10. NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower will not: Purchase from Non-Ordinary Course Sellers. Purchase the Equipment from any seller that is not




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a seller of such goods in the ordinary course of its business. Change in Fiscal
Year. Change its fiscal year without the consent of Lender. Material Capital Structure or Business Alteration. Suffer or permit (i) the acquisition of all or a material portion ("material portion" meaning that the consideration received for such acquisition is greater than the value of twenty percent (20%) of Borrower's total assets, as measured by the most recent Financial Statements) of the Borrower's business or assets, unless Borrower shall have provided sixty
(60) days prior written notice thereof to Lender and Lender shall have consented thereto in writing; or (ii) a merger, consolidation or other corporate reorganization, including without limitation the issuance of additional stock, debt or securities convertible into stock, which results in the termination of the Borrower's corporate existence or current business operations. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on the Equipment or any proceeds therefrom, other than: (i) security interests required by the Loan Documents;
(ii) liens for taxes being diligently contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. Default on Contracts or Obligations. Be in default under or repudiate any loan, lease, guaranty, or any obligation for borrowed money owed to Wachovia Bank, National Association or any of its affiliates, or default on any material contract with, or obligation when due to, a third party, or default in the performance of any material obligation to a third party incurred for money borrowed ("material" here meaning an amount in excess of $1,000,000.00); provided, that the applicable grace period for such default shall have expired or have resulted in an acceleration of the monies due or the cessation of funding thereunder. Judgment Entered. Permit or suffer the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

11. ANNUAL FINANCIAL STATEMENTS. Within one hundred twenty (120) days after the close of the fiscal year of the Borrower, Borrower shall provide to Lender CPA unqualified audited combined and combining statements for the fiscal year then ended (the "Financial Statements"), to include but not limited to: (i) a balance sheet of Borrower as of the close of such fiscal year, statements of income and retained earnings, source and application of funds, and statement of cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles, applied on a basis consistent with the preceding year or containing disclosure of the effect on financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by an audit report thereon, from a firm of independent certified public accountants selected by the Borrower and acceptable to Lender; (ii) within sixty (60) days of each period closing management prepared quarterly financial statements as reasonably requested by Lender from time to time.

12. COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



            [The remainder of this page is intentionally left blank.]

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         IN WITNESS WHEREOF, Borrower and Lender, on the day and year first written above, have caused this Agreement to be executed under seal.

                                            OLD DOMINION FREIGHT LINE, INC.

                                            By:   J. WES FRYE   (SEAL)
                                            --------------------
                                                 J. Wes Frye
                                                 Senior Vice President - Finance

                                            FIRST UNION COMMERCIAL CORPORATION

                                            By:  LINDA H. MINTER  (SEAL)
                                            ---------------------
                                                 Linda H. Minter

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                                   Schedule 1

                                FORM OF TERM NOTE

$________________________                             _______________ ____, 2002

Old Dominion Freight Line, Inc.
500 Old Dominion Way
Thomasville, North Carolina  27360
(Hereinafter the "Borrower")

First Union Commercial Corporation
One Wachovia Center
Mail Code NC0738
Charlotte, North Carolina  28288-0738
(Hereinafter referred to as the "Lender")

Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of _____________________________________ and _____/100 Dollars
($___________________) advanced to Borrower for the purchase of that certain equipment as described more fully in Exhibit A hereto and any and all parts and accessories that become a part of the equipment by accession, and all supplies used or to be used in connection therewith (the "Equipment," each separate unit thereof, a "Unit") (including all renewals, extensions or modifications hereof, this "Note"). All capitalized terms not otherwise defined herein shall have those meanings as defined in the Loan Agreement.

1. LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement (the "Loan Agreement") between Lender and Borrower dated July __, 2002, as modified from time to time.

2. SECURITY. Borrower has granted Lender a security interest in the Equipment pursuant to that certain Security Agreement dated July __, 2002 (the "Security Agreement").

3. INTERIM INTEREST RATE. During the Interim Term (as defined below), interest shall accrue on the unpaid principal balance of this Note at the rate of LIBOR (as defined below) plus 1.00%, ("Interim Interest Rate"). "Interim Term" means the period commencing on the funding date and unless sooner terminated pursuant to the provisions hereof, ending on the last day of the calendar month in which the funding date occurs, both dates inclusive. "LIBOR" means during the applicable true period the rate per annum for U.S. dollar deposits for a thirty
(30) day maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second Business Day (as defined below) before the date hereof (or if not so reported, then as determined by Lender from another recognized source or interbank quotation). "Business Day" means any day other than (i) Saturday, Sunday or other day on which commercial banks are authorized or obligated to close under the laws of the United States, New York or North Carolina and (ii) a day on which dealings in the United States dollar deposits are not carried on in the London inter-bank eurodollar market.

4. INTEREST RATE. During each month of the Term (as defined below), interest shall accrue on the unpaid principal balance of this Note at the rate of ____% (the "Interest Rate"). "Term" means, unless sooner terminated pursuant to the provisions hereof, the ( ) month period commencing on the first day of the month following the Interim Term.

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5. DEFAULT RATE. In addition to all other rights contained in this Note, if a
Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest Rate plus two percent (2%) ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

6. INTEREST AND FEE(S) COMPUTATION. (30/360). Interest and fees, if any, shall be computed on the basis of a 360-day year and 30 day months in the applicable period ("30/360 Computation"). The 30/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period.

7. REPAYMENT TERMS. This Note shall be due and payable in ( ) consecutive monthly payments of principal plus accrued interest in the amount set forth on Schedule A attached hereto, commencing on ______________, 20__, and on the same day of each month thereafter to and including _______________, (the "Payment Date") until fully paid; provided that any Payment Date that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Payment Date shall end on the next preceding Business Day. All amounts of principal and accrued interest during the Interim Term shall be due and payable on the first such Payment Date. All amounts required to be made by Borrower hereunder shall be made by ACH transfer in immediately available funds and in United States dollars to Lender's account as follows: Wachovia Bank, National Association, ABA Number 053000219 Account Name First Union Commercial Corporation, Account Number 2070482541513. In any event, all principal and accrued interest shall be due and payable on _______________ _____, ______ (the "Maturity Date").

8. PREPAYMENT. Borrower may prepay the Note on or after the first anniversary of the issuance of this Note on any scheduled payment date hereunder upon ninety
(90) days' prior written notice to Lender by prepaying the Note in full. Borrower may exercise such prepayment to the extent the following condition is met: (a) on the date designated for such prepayment of the Note, Borrower shall have paid all principal and interest payable with respect to the Note and any other amount due and payable or accrued, under the Note or any other Loan Document. Borrower will be further responsible for any costs incurred by Lender in connection with such prepayment including, but not limited to, any Lender internal breakage costs. Upon receipt of all such amounts, Lender shall release its lien with respect to the Collateral. Except as set forth in this paragraph, Borrower may not prepay the Note.

9. CASUALTY. Upon the loss, theft, destruction or rendering unfit for use of any Unit of Equipment (a "Casualty"), Borrower shall (i) forthwith (and in any event within five (5) days after such occurrence) give the Lender written notice of such occurrence and (ii) either (A) pay to Lender an amount equal to the product obtained by multiplying the unpaid principal amount of the Note by a fraction, the numerator of which shall be the Equipment Cost (as set forth in Exhibit A herein) of such Unit of Equipment, and the denominator of which shall be the aggregate Equipment Cost for all Units of Equipment under the Note, together with interest accrued thereon to the date of repayment, which payment shall be made upon the first to occur of (x) the date of receipt of insurance proceeds with respect to such occurrence, or (y) the 30th day after such occurrence, or
(B) repair or replacement of such Unit of Equipment to the reasonable satisfaction of Lender.

10. APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender.

If any payment received by Lender under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

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11. LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and the other Loan Documents refers to all documents executed in connection with or related to the loan evidenced by this Note or any Notes issued pursuant to the Loan Agreement, and may include, without limitation, the Loan Agreement, this Note, the Security Agreement, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101). Obligations. The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document, and all obligations under any swap agreements (as defined in 11 U.S.C. ss. 101) between Borrower and Lender whenever executed.

12. LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to two percent (2%) of each payment past due for fifteen (15) or more days. Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender's right to collect such late charge or to collect a late charge for any subsequent late payment received.

13. ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

14. USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

15. INCORPORATION OF LOAN COVENANTS. Borrower has entered into that certain credit agreement (the "Credit Agreement") dated as of the 31st day of May, 2000, with Wachovia Bank, National Association, successor by merger to First Union National Bank as lender. Section 8 of the Credit Agreement sets forth covenants (the "Covenants") binding on Borrower. Such Covenants are hereby incorporated in this Note by reference and shall be binding and enforceable against Borrower. In the event of the amendment, modification, termination of the Credit Agreement or the Covenants set forth therein for any reason whatsoever, such Covenants as contained in the Credit Agreement as of the date hereof shall continue to be Covenants of the Borrower under this Note and shall continue to be binding on and enforceable against Borrower notwithstanding the earlier termination, modification or amendment.

16. DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: Nonpayment; Nonperformance. The failure by Borrower to make timely payment of any amount owed Lender; the failure of any performance of the Obligations under this Note, the Security Agreement, and/or the Loan Agreement (including without limitation the Covenants). False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Lender in connection with the loan evidenced by this Note is materially false, or if of a continuing nature, becomes materially false. Third Party Default. At Lender's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Lender or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). Cessation; Bankruptcy. The death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against the Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the

Loan Documents. Material Change of Business. There shall occur any material adverse change in the condition or affairs (financial or otherwise) of the Borrower.

17. REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Lender may at any time thereafter, take the following actions, which actions may be cumulative: Bank Lien. Foreclose its security interest or lien against Borrower's accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

18. FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Lender such information as Lender may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

19. WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an authorized officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The Borrower waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, the Borrower agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to the Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of the Borrower or each person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

20. MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the State of North Carolina without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the Loan Agreement or any commitment letter, the terms of this Note which are in conflict shall control. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Lender's address shown above. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to Lender's office address shown above or such other address as Lender may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in this Note are inserted for convenience only and shall not affect the meaning or interpretation of this Note. Binding Contract. Borrower by execution of and Lender by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Lender first shown above shall be deemed received at the opening of the next banking day. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. Equipment. Additions to the Equipment that do not replace any item originally on the Equipment and that may be removed without modifying or damaging the Equipment shall not become part of the Equipment and may be removed by Borrower at any time.

21. ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the City of Charlotte, North Carolina. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall conclude within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a "Dispute". Waiver of Exemplary Damages. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other party in any Dispute and hereby waives any right or claim to punitive or exemplary damages it has now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

         IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

                                            OLD DOMINION FREIGHT LINE, INC.

                                            By:  J. WES FRYE (SEAL)
                                            ------------------------------------
                                                 J. Wes Frye
                                                 Senior Vice President - Finance

                                   Schedule A

Payment No.           Date              Payment            Principal          Interest        Principal Balance
-----------           ----              -------            ---------          --------        -----------------



                                    Exhibit A

                                    Equipment

        Unit
        ----
     Description                    Model/Type                Equipment Cost
     -----------                    ----------                --------------



                                                  Aggregate Equipment Cost
                                                  for all Units  _____________

                                   Schedule 2

                                     FORM OF
                               SECURITY AGREEMENT

                                                                   _______, 2002
Old Dominion Freight Line, Inc.
500 Old Dominion Way
Thomasville, North Carolina  27360
(Hereinafter referred to as "Debtor" or "Borrower")

First Union Commercial Corporation
One Wachovia Center
Mail Code NC0738
Charlotte, North Carolina  28288-0738
(Hereinafter referred to as "Lender" or "Secured Party")

For value received and to secure payment and performance of that certain Note (the "Note") executed by the Debtor dated ________, 20 , in the principal amount of $____________, payable to Lender, and any extensions, renewals, modifications or novations thereof, this Security Agreement, that certain Loan Agreement dated July 10, 2002 (the "Loan Agreement"; all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note and Loan Agreement, as applicable) between Debtor and Lender, and the other Loan Documents, and any other obligations of Debtor to Lender however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and whether or not evidenced by a Loan Document, including swap agreements (as defined in 11 U.S.C. ss.101), future advances, and all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Lender a continuing security interest in and lien upon the Equipment (as defined in the Note), and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, "Collateral").

Debtor hereby represents and agrees that:

1. OWNERSHIP. Debtor owns the Collateral, or Debtor will purchase and acquire rights in the Collateral within ten (10) days of the date advances are made under the Loan Documents. Debtor authorizes Lender to disburse proceeds directly to the seller of the Collateral. If Collateral is being acquired with the proceeds of an advance under the Loan Documents, Debtor authorizes Secured Party to disperse proceeds directly to the seller of the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to Lender, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to Lender.

2. NAME AND OFFICES. Debtor's exact legal name as it appears on its charter or other organic documents, including as to punctuation and capitalization, is set forth in the heading of this Security Agreement and its state of formation is (and for the past four months has been) Virginia. The principal place of business and chief executive office of Debtor is as set forth in the heading of this Security Agreement.

3. NOTIFICATIONS OF CHANGE. Debtor will provide Secured Party with thirty (30) days' prior written notice and file any amendments to any previously filed financing statements as Secured Party may require if Debtor (a) alters its corporate existence or, in one transaction or a series of transactions, merges into or consolidates with any other entity, or sells all or substantially all of its assets, (b) changes its state of incorporation or formation, (c) changes its registered corporate name or (d) the location of any item of Equipment which constitutes Collateral. Debtor shall keep the Collateral at the location(s) previously provided to the Secured Party until such time as the Secured Party provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Secured Party's liens.

4. TITLE/TAXES. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Lender, on demand, for any such payment made by Lender. Any amounts so paid shall be added to the Obligations.

5. WAIVERS. Debtor waives presentment, demand, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate, and notice of acceleration of maturity. Debtor further agrees not to assert against Lender as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to notice or to hearing prior to Lender's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Lender's remedies against any Collateral. All rights of Lender and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; (iii) any exchange, release or non-perfection of any collateral, or any release of or modifications of the obligations of any guarantor or other obligor; (iv) any amendment or waiver of or consent to departure from any Loan Document or other agreement. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Lender; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

6. COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating. Debtor shall immediately notify Lender of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property. Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

7. RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Lender is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Lender deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor's expense. In such event, Debtor agrees to reimburse Lender for the cost of such insurance, and Lender may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Lender the proceeds of all such insurance and directs any insurer to make payments directly to Lender. Debtor hereby appoints Lender its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Lender without Lender's prior written consent.

So long as no Security Agreement Default has occurred and is continuing, Debtor may self-insure, by way of deductible, premium adjustment provisions in insurance policies, or otherwise, under a program applicable to all equipment in Debtor's fleet (a) with respect to physical damage and (b) with respect to liability, provided Debtor maintains a self-insurance retention for such liability in the amount of $1,750,000.00.

8. FINANCING STATEMENTS, POWER OF ATTORNEY. No financing statement (other than any filed by Lender or disclosed above) covering any Collateral is on file in any public filing office. On request of Lender, Debtor will execute one or more financing statements in form satisfactory to Lender and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Lender to be desirable. Lender is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law. Debtor hereby constitutes and appoints Lender the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Lender nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Lender as attorney-in-fact. Debtor agrees to take such other actions as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein. If certificates, passbooks, or other documentation or evidence thereof are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Lender to be properly protected, including perfection by notation thereon or delivery thereof to Lender.

9. ACCOUNT AND CONTRACT DEBTORS. If a Security Agreement Default (as defined herein) should occur, Lender shall have the right to notify the account and contract debtors obligated on any or all of the Collateral to make payment thereof directly to Lender and Lender may take control of all proceeds of any such Collateral, which rights Lender may exercise at any time. The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether the same is incurred by Lender or Debtor. If a Security Agreement Default should occur or upon demand of Lender, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Lender, over which Lender also has the power of withdrawal.

If a Security Agreement Default should occur, no discount, credit, or allowance shall be granted by Debtor to any account or contract debtor and no return of merchandise shall be accepted by Debtor without Lender's consent. Lender may, after a Security Agreement Default, settle or adjust disputes and claims directly with account contract debtors for amounts and upon terms that Lender considers advisable, and in such cases Lender will credit the Obligations with the net amounts received by Lender, after deducting all of the expenses incurred by Lender. Debtor agrees to indemnify and defend Lender and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

10. COLLATERAL DUTIES. Lender shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Lender shall incur no liability for any loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence).

11. INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Lender, or any of its agents, shall have the right, at intervals to be determined by Lender and without hindrance or delay, to inspect, audit, and examine the Collateral and to make photocopies of the books, records, journals, orders, receipts, correspondence and other data relating to Collateral or any other transaction between the parties hereto. Debtor will at its expense furnish Lender copies thereof upon request.

12. CROSS-COLLATERALIZATION. The Collateral and any other collateral that Lender may at any time acquire in connection with the Loan Agreement or the Loan Documents shall constitute cross-collateral for all Obligations of Debtor without appointment or designation as to particular Obligations, and all Obligations shall be secured by all of the Collateral. Lender shall have the right, in its sole discretion, to determine the order in which Lender's rights or remedies against the Collateral are to be proceeded against and the order of application of proceeds of the Collateral as against particular Obligations of Debtor. Notwithstanding the above, Lender expressly agrees that in the event the
Note is satisfied in full, and Debtor shall not be in default under the terms of any Loan Document at the time of such satisfaction, then any and all security interests, liens and encumbrances granted by this Security Agreement or any other Loan Document in and to the Equipment shall lapse contemporaneously with such satisfaction.

13. ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Lender's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

14. DEFAULT. If any of the following occurs, a default ("Security Agreement Default") under this Security Agreement shall exist: (i) the failure of timely payment or performance of any Obligation or a default under any Loan Document, including without limitation a Default under the Note pursuant to Section 15 therein; (ii) any breach of any representation or agreement contained or referred to in this Security Agreement or other Loan Document; (iii) any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Lender within thirty (30) days of the loss; (iv) any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Lender; (v) the making of any levy, seizure, or attachment on or of Collateral which is not removed within ten (10) days; (vi) the death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Debtor, its Subsidiaries or Affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101; and "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Debtor), if any, or any general partner of or the holder(s) of the majority ownership interests in Debtor or any party to the Loan Documents; or (vii) any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement without the prior written consent of Lender.

15. REMEDIES ON DEFAULT. If a Security Agreement Default occurs, all of the Obligations shall be immediately due and payable, without notice and Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Lender shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Lender at a place to be designated by Lender; (iii) to exercise its right of set-off or bank lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Lender or affiliates of Lender, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Lender, at either private or public sale (at which public sale Lender may be the purchaser) with or without having the Collateral physically present at said sale.

Any notice of sale, disposition or other action by Lender required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Lender, at least five
(5) days prior to such action, shall constitute reasonable notice to Debtor. Lender shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Lender with respect to any of the Collateral, to Obligations in such order and manner as Lender may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Lender in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Lender sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

16. REMEDIES ARE CUMULATIVE. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

17. MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Lender. No waiver by Lender of any Security Agreement Default shall operate as a waiver of any other Security Agreement Default or of the same Security Agreement Default on a future occasion. (ii) Assignment. All rights of Lender hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Lender, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Debtor to assign without Lender's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the State of North Carolina without regard to that state's conflict of laws principles. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the State of North Carolina.
(v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Lender, if in writing and mailed or delivered to Lender's office address shown above or such other address as Lender may specify in writing from time to time. In the event that Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder. (ix) Binding Contract. Debtor by execution and

Lender by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

18. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.

                                          OLD DOMINION FREIGHT LINE, INC.


                                          By: J. WES FRYE
                                          --------------------------------------
                                          Name: J. Wes Frye
                                          Title: Senior Vice President - Finance

Accepted and Acknowledged By:

FIRST UNION COMMERCIAL CORPORATION

By:LINDA H. MINTER

Name: Linda H. Minter

Title: Vice President